UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2009
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AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	0-15661 Commission File Number	36-0724340 I.R.S. Employer Identification Number

2870 Forbs Avenue
Hoffman Estates, IL 60192
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

One North Arlington, 1500 West Shure Drive, Suite 500
Arlington Heights, IL 60004-7803
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 2, 2009, AMCOL International Corporation (the “Company”) entered into employment agreements with each of the following executive officers: (1) Lawrence E. Washow, President and Chief Executive Officer; (2) Gary L. Castagna, Senior Vice President of the Company and President of Global Minerals; (3) Ryan F. McKendrick, Senior Vice President of the Company and President of Colloid Environmental Technologies Company; and (4) Donald W. Pearson, Senior Vice President and Chief Financial Officer.  The agreements with Messrs. Washow, Castagna and McKendrick are effective as of March 25, 2009.  The agreement with Mr. Pearson is effective immediately.  The agreements with Messrs. Washow, Castagna and McKendrick supplant their employment agreements expiring March 24, 2009, as described in the Company’s Form 8-K filed on September 23, 2008.

The initial employment term expires in March 2011, with a rolling three-month extension (unless either party gives three months advance notice).  Each agreement provides for an initial annual base salary as follows: Mr. Washow - $650,000; Mr. Castagna - $315,000; Mr. McKendrick - $315,000; and Mr. Pearson - $235,000.  These base salaries are subject to discretionary annual increases.  Further, each agreement provides for a performance-based annual cash bonus opportunity in an amount equal to at least 100% of the executive’s base salary for Mr. Washow, and at least 60% of the executive’s base salary for Messrs. Castagna, McKendrick and Pearson.

If the Company terminates an executive without cause or the executive terminates his employment for good reason (as defined below) prior to a change of control of the Company (as defined below) or more than thirteen months after a change of control, the executive is entitled to receive the following: (1) accrued salary and bonus; (2) a pro-rata annual bonus; (3) base salary for twenty-four months (in the case of Mr. Washow) or for eighteen months (in the case of Messrs. Castagna, McKendrick and Pearson); and (4) continued health insurance coverage for the executive and his dependents at the Company’s expense during a transition period, and thereafter at his own expense until the earlier of his eligibility for Medicare or his acceptance of another job.

If within thirteen months following a change of control, the Company terminates an executive without cause or the executive terminates his employment for good reason, or if in the thirteenth month following the transaction, the executive resigns for any reason, the executive is entitled to receive the following: (1) accrued salary, accrued bonus and a pro-rata annual bonus; (2) a lump sum equal to three times (in the case of Messrs. Washow, Castagna and McKendrick) or two times (in the case of Mr. Pearson) the sum of his salary and the greater of (i) 100% (in the case of Mr. Washow) or 60% (in the case of Messrs. Castagna, McKendrick and Pearson) of his salary, or (ii) the average annual bonus for the previous three years; and (3) continued health insurance coverage for the executive and his dependents at the Company’s expense until the earlier of (x) three years (in the case of Messrs. Washow, Castagna and McKendrick) or two years (in the case of Mr. Pearson), or (y) the date the executive accepts another job.  Thereafter, the executive may continue the health insurance coverage at his own expense until the earlier of his eligibility for Medicare or his acceptance of another job.  In certain cases, the executives are entitled to these benefits if a change of control occurs within twelve months following their termination of employment.  If a change of control occurs, all outstanding stock options, restricted stock and other equity compensation awards become fully vested and exercisable unless otherwise required under Internal Revenue Code section 162(m).

A change of control of the Company is defined as one or more of the following, subject to certain exemptions:  (1) any person (other than certain Company affiliates) acquires 50.1% or more of the Company’s common stock; (2) the incumbent directors cease to constitute at least one-half of the Company’s directors; or (3) the consummation by the Company of a merger, reorganization, consolidation, or similar transaction, or sale or other disposition of 50.1% of the consolidated assets of the Company.

Good reason is defined, subject to notice requirements and an opportunity for the Company to remedy the condition, as the occurrence of any of the following events: (1) any material breach of the employment agreement by the Company; (2) the Company’s failure to assign the employment agreement to a successor or the successor’s failure to expressly assume and agree to be bound by the employment agreement; or (3) the assignment to the executive of any duties inconsistent with his powers and role or a material reduction of his powers and role.

If the executive’s employment terminates due to his death or disability prior to a change of control or more than thirteen months after a change of control, the executive or his beneficiaries are entitled to the executive’s accrued salary and bonus and the executive’s pro-rata annual bonus.  If the executive’s employment terminates due to his death or disability within thirteen months after a change of control, the executive or his beneficiaries are entitled to receive the compensation and benefits described above with respect to termination without cause after a change of control.

If, at any time, the Company terminates an executive for cause or, except as described above, the executive terminates his employment without good reason, the executive is entitled to his accrued salary and bonus, but shall not be entitled to any severance pay.

Under the agreements, in the event that the Company’s financial statements are restated, the Board of Directors will review the circumstances to determine whether the restatement is required due to the failure of the Company’s management to act reasonably and the executive received more compensation than he would have received absent the restated financial statements.  If the Board determines that management failed to act reasonably and the executive received excess compensation, the Board will take action to recoup the excess compensation and the executive agrees to repay such amount.

The agreements also contain confidentiality, and one year non-competition and non-solicitation covenants in favor of the Company.

Copies of the employment agreements are furnished herewith as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement dated February 2, 2009 between AMCOL International Corporation and Lawrence E. Washow

10.2	Employment Agreement dated February 2, 2009 between AMCOL International Corporation and Gary L. Castagna

10.3	Employment Agreement dated February 2, 2009 between AMCOL International Corporation and Ryan F. McKendrick

10.4	Employment Agreement dated February 2, 2009 between AMCOL International Corporation and Donald W. Pearson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: February 5, 2009	By:	/s/ Lawrence E. Washow
Lawrence E. Washow
President and Chief Executive Officer